UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2017 (September 8, 2017)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-8546	22-2465228
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue

New York, New York 10022
(Address of principal executive offices and zip code)

(212) 235-2190
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2017, a wholly-owned subsidiary of Trinity Place Holdings Inc. (the “Company) entered into an agreement (the “Agreement”) pursuant to which it acquired an option to purchase a newly built 105-unit, 12 story apartment building located at 237 11th Street, Brooklyn, New York (the “Property”) from 470 4th Avenue Investors LLC (the “Seller”) for a purchase price of $81,000,000 (the “Purchase Price”).  Under the Agreement, the Company is entitled to exercise the option during the period commencing on February 1, 2018 and expiring on February 28, 2018.  The Company paid an initial deposit of $8,100,000 upon entering into the Agreement, which is nonrefundable if the Company does not exercise the option.  The Purchase Price will be funded through acquisition financing and cash on hand. Following the closing and pursuant to a separate agreement, an affiliate of the Seller will continue to manage and promote the Property for a limited period and an affiliate of such manager will have the ability to receive an additional payment from the Company based on the performance of the Property as it relates to revenues and concessions and other expenses during such period, which is currently estimated to be up to approximately 1% of the Purchase Price. The acquisition of the Property, which is subject to customary closing conditions, is expected to close in the first quarter of 2018.

On September 11, 2017, the Company issued a press release announcing the entering into of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated September 11, 2017.

Forward Looking Statements

This report includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” “believes,” “plans,” “anticipates,” “opportunity,” “current,” “seeks,” “estimates,” or “potential,” or the negative thereof or other and similar expressions. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements.  Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including among others, risks related to closing, obtaining suitable financing in connection with and achieving the intended benefits of the acquisition described above.  For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2016, as well as to our subsequent filings with the Securities and Exchange Commission.  The forward-looking statements contained herein speak only as of the date hereof, and we assume no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

Date: September 11, 2017	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer